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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-45696) of Akamai Technologies, Inc. of our report dated February 14, 2000 relating to the financial statements of Network24 Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
November 21, 2000